EXHIBIT 23.2

			    Deloitte & Touche LLP
			Suite 400, 1010 Grand Avenue
		      Kansas City, Missouri 64106-2232


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interstate Bakeries Corporation on Form S-8 of our report dated July 19, 1996, appearing in the Annual Report on Form 10-K of Interstate Bakeries Corporation for the year ended June 1, 1996.


/s/ Deloitte & Touche LLP

October 1, 1996